UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

MELI Kaszek Pioneer Corp

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40847	98-1607040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

78 SW 7th Street Individual Office No. 07-156 Miami, Florida 33130
(Address of Principal Executive Offices) (Zip Code)

+598 2927 2770

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value	MEKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 5, 2023, the directors (the “Directors”) of MELI Kaszek Pioneer Corp (the “Company”) determined to dissolve and liquidate the Company in accordance with the provisions of the Company’s Amended and Restated Memorandum and Articles Of Association, dated as of September 10, 2021 (the “Amended and Restated Mem & Arts”), and the Investment Management Trust Agreement, between the Company and Continental Stock Transfer & Trust Company (“CST” or the “Trustee”), dated as of October 1, 2021 (the “Trust Agreement”). Accordingly, the Company will redeem all of its Class A ordinary shares, $0.0001 par value (the “Public Shares”) that were issued in its initial public offering (the “IPO”), at a per-share redemption price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined in the Trust Agreement), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to US$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any). The Directors have determined May 30, 2023 as the record date for determination of the shareholders of the Company entitled to receive payment of distribution of funds from the Trust Account following redemption.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the Trustee of the Trust Account to take all necessary actions to liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account (less $100,000 of interest to pay dissolution expenses) by delivering their Public Shares to CST, as transfer agent. Investors holding through a broker need to take no action in order to receive payment. The redemption of the Public Shares is expected to be completed on or about June 16, 2023 (the “Redemption Date”). At the close of business on the business day prior to the Redemption Date, the Company will stop trading its Public Shares, and each Public Share held at that time will represent the right to receive the redemption amount of approximately $10.32.

The Company’s initial shareholders, sponsors, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any private placement shares or founder shares they hold. However, if our initial shareholders, sponsor or management team acquired any Public Shares in or after the Company’s IPO, they are entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

On June 5, 2023, the Company issued a press release announcing that it intends to dissolve and liquidate in accordance with the provisions of its Amended And Restated Mem & Arts and Trust Agreement and will redeem all of its Public Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition on June 5, 2023, the Company issued a letter to the Company’s shareholders. A copy of such letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated as of June 5, 2023.
99.2	Letter to Shareholders, dated as of June 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELI Kaszek Pioneer Corp Registrant

Dated: June 5, 2023	By:	/s/ Hernan Kazah
	Name:	Hernan Kazah
	Title:	Co-Chief Executive Officer